UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

INTERCONTINENTALEXCHANGE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

On May 27, 2014, IntercontinentalExchange Group, Inc. (“ICE”) provided two analyst presentations in connection with the expected initial public offering of Euronext Group N.V. (“Euronext”). As part of the NYSE Euronext integration, ICE has completed the separation of the Euronext and NYSE Liffe businesses and has previously announced its plan to pursue an initial public offering of Euronext, which is currently expected in the second quarter of 2014, subject to certain regulatory approvals and other conditions. The intended transaction will consist of the secondary sale of part or all of Euronext’s ordinary shares held by its shareholder, ICE Europe Parent Ltd (the “Selling Shareholder”), an indirect wholly owned subsidiary of ICE.

In addition, Euronext will offer ordinary shares, at a discount to the IPO price, to all of its eligible employees and eligible employees of its majority-owned direct and indirect subsidiaries in France, the Netherlands, Belgium, Portugal and the United Kingdom.  Employees purchasing ordinary shares of Euronext will be subject to lock-up periods in accordance with any applicable local law.

Prior to the IPO, ICE will enter into a separate transaction with respect to the ordinary shares of Euronext with a group of institutional investors (the “Reference Shareholders”).  It is expected that the Reference Shareholders will enter into a share purchase agreement, pursuant to which the Reference Shareholders will purchase and acquire prior to the IPO a joint interest for approximately 33% of the issued and outstanding ordinary shares at a limited discount to the price of the IPO.  Each Reference Shareholder will agree not to sell any of the ordinary shares it acquires for a period of three years from the pricing date of the IPO.

Euronext operates cash markets with the relevant listings, index, commodity, derivatives, data and technology businesses in Amsterdam, Brussels, London, Lisbon and Paris and continental European derivatives markets. Euronext has agreed to clearing terms with LCH.Clearnet under which Euronext will have certain governance rights and participate in certain of the clearing revenues for derivatives contracts under a new revenue sharing agreement, which began in April 2014. Euronext's business also include Interbolsa, the Portuguese central securities depository, Securities Settlement System and Numbering Agency. Euronext owns or has fully paid license rights to all relevant intellectual property, technology, market data and index licenses required to operate and develop its markets and service markets of its partners and expects to continue to develop the Universal Trading Platform and surrounding systems. Euronext's business also include certain commercial technology and exchange solutions that were formerly part of NYSE Technologies, which will allow it to provide licensing of its trading platform and technology development services to exchanges outside of the Euronext group.

No securities of Euronext have been, or will be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and the securities referred to herein may not be offered or sold in the United States absent an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in compliance with any applicable securities laws of any state or other jurisdiction of the United States.  There will be no public offering of the securities in the United States. The information contained herein, including the attached presentations, are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No. Description

99.1 99.2	Analyst Presentation dated April 2014. Analyst Presentation “Q1’14 Update” dated May 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE GROUP, INC.

By:	/s/ Scott A. Hill
Scott A. Hill Chief Financial Officer

Date: May 27, 2014